UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2024
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On December 5, 2024, Fastly, Inc. (“Fastly”) issued (the “Issuance”) $150.0 million principal amount of its 7.75% convertible senior notes due 2028 (the “2028 Notes”). The 2028 Notes were issued pursuant to an Indenture, dated December 5, 2024 (the “Indenture”), between Fastly and U.S. Bank Trust Company, National Association, as trustee. The 2028 Notes will accrue interest at a rate of 7.75% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025. The 2028 Notes will mature on June 1, 2028, unless earlier converted or repurchased.

The 2028 Notes will be convertible at the option of the noteholders in certain circumstances. Upon conversion, Fastly will pay or deliver, as the case may be, cash, shares of Fastly’s Class A common stock (the “common stock”) or a combination of cash and shares of common stock, at its election. The initial conversion rate is 50.6586 shares of common stock per $1,000 principal amount of 2028 Notes (equivalent to an initial conversion price of approximately $19.74 per share of common stock, which represents a conversion premium of approximately 100% to the last reported sale price of the common stock on The New York Stock Exchange on December 2, 2024), and will be subject to customary anti-dilution adjustments.

Fastly may not redeem the 2028 Notes prior to the maturity date, and no “sinking fund” will be provided for the 2028 Notes.

If Fastly undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions and limited exceptions, noteholders may require Fastly to repurchase for cash all or any portion of their 2028 Notes at a repurchase price equal to 100% of the principal amount of the 2028 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the 2028 Notes, Fastly will, in certain circumstances, increase the conversion rate of the 2028 Notes for a noteholder who elects to convert its 2028 Notes in connection with such a corporate event.

The 2028 Notes and any shares of common stock issuable upon conversion of the 2028 Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the 2028 Notes, which may result in the acceleration of the maturity of the 2028 Notes: (1) default in any payment of interest on any 2028 Note when due and payable, and the default continues for a period of 30 days; (2) default in the payment of principal of any 2028 Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise; (3) Fastly’s failure to comply with its obligation to convert the 2028 Notes in accordance with the Indenture upon exercise of a noteholder’s conversion right and such failure continues for three business days; (4) Fastly’s failure to give (x) a fundamental change notice or notice of a make-whole fundamental change (as defined in the Indenture), in either case when due and such failure continues for two business days, or (y) notice of a specified corporate transaction when due and such failure continues for one business day; (5) Fastly’s failure to comply with its obligations under the Indenture with respect to consolidation, merger and sale of its assets; (6) Fastly’s failure for 60 days after written notice from the trustee or the noteholders of at least 25% in principal amount of the 2028 Notes then outstanding has been received by Fastly to comply with any of its other agreements contained in the 2028 Notes or the Indenture; (7) default by Fastly or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million (or its foreign currency equivalent) in the aggregate of Fastly and/or any such significant subsidiary (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Fastly by the trustee or to Fastly and the trustee by noteholders of at least 25% in aggregate principal amount of 2028 Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of Fastly or any of its significant subsidiaries.

If an event of default involving bankruptcy, insolvency or reorganization events with respect to Fastly (and not solely with respect to a significant subsidiary of Fastly) occurs and is continuing, then the principal amount of, and any accrued and unpaid interest on, all of the 2028 Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other event of default occurs and is continuing, then, the trustee, by notice to Fastly, or noteholders of at least 25% of the aggregate principal amount of 2028 Notes then outstanding, by notice to Fastly and the trustee, may declare the principal amount of, and any accrued and unpaid interest on, all of the 2028 Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, Fastly may elect, at its option, that the sole remedy for an event of default relating to certain failures by Fastly to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the 2028 Notes for up to 365 days at a specified rate per annum equal to 0.25% of the principal amount of the 2028 Notes for the first 180 days after the occurrence of such event of default and, thereafter, at a rate per annum equal to 0.50% on the principal amount of the 2028 Notes.

The 2028 Notes are Fastly’s general unsecured obligations and rank senior in right of payment to all of Fastly’s indebtedness that is expressly subordinated in right of payment to the 2028 Notes; equal in right of payment with all of Fastly’s liabilities that are not so subordinated; effectively junior to any of Fastly’s secured indebtedness, including secured indebtedness outstanding under its senior secured credit facility, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of any of Fastly’s future subsidiaries.

The above description of the Indenture and the 2028 Notes is a summary and is not complete. A copy of the Indenture and the form of the 2028 Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and 2028 Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The 2028 Notes were issued in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. Any shares of the common stock that may be issued upon conversion of the 2028 Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by Fastly exclusively with its security holders. Initially, a maximum of 15,197,565 shares of common stock may be issued upon conversion of the 2028 Notes, based on the initial maximum conversion rate of 101.3171 shares of common stock per $1,000 principal amount of 2028 Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events.
On December 2, 2024, Fastly issued a press release announcing that on December 2, 2024, it (i) entered into separate, privately negotiated subscription agreements to issue the 2028 Notes; and (ii) entered into separate, privately negotiated repurchase agreements with a limited number of holders of Fastly’s existing 0.00% Convertible Senior Notes due 2026 (the “2026 Notes”) to repurchase (the “Repurchases”) approximately $157.9 million aggregate principal amount of 2026 Notes for aggregate cash consideration of $150.0 million. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 5, 2024, Fastly used $150.0 million of the gross proceeds from the Issuance to repurchase approximately $157.9 million of its 2026 Notes in the Repurchases.

 Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of December 5, 2024, between Fastly, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of Certificate representing the 7.75% Convertible Senior Notes due 2028 (included as Exhibit A to the Indenture filed as Exhibit 4.1)
99.1	Press Release dated December 2, 2024.
104	Cover page interactive data file, formatted in inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	December 5, 2024	By:	/s/ Ronald W. Kisling
Ronald W. Kisling
Chief Financial Officer